DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

November 8, 2005

Job Number
C20051108-1555

Corporation Number
C13734-2003

Filing Description
Amendment

Document Filing Number
20050538708-68

Date/Time of Filing
November 8, 2005 11:25:28 AM

Corporation Name
GRAN TIERRA ENERGY INC.

Resident Agent
VAL-U-CORP SERVICES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

November 8, 2005

Job Number: C20051108-1555
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050538708-68	Amendment	4 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C13734-2003
Document Number
20050538708-68

Date Filed:
11/8/2005 11:25:28 AM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GOLDSTRIKE INC.

2. The articles have been amended as follows (provide article numbers, if available):

First. The name of the corporation is Gran Tierra Energy Inc.

Article Fourth: The total number of shares of all classes of stock which this Corporation shall have authority to issue is eighty million and one (80,000,001), to be divided into three (3) classes, of which seventy five million (75,000,000) shares, par value of $0.001, shall be designated as Common Stock ("Common Stock"); one (1) share, par value of $0.001, shall be designated as Special Voting Stock ("Special Stock"); and five million (5,000, 000) shares, par value of $0.001, shall be designated Preferred Stock ("Preferred Stock"). (see attached for additional information)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: by majority vote

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

Greg Yanke
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
GOLDSTRIKE INC.,
a Nevada Corporation
Pursuant to NRS 78.385 and 78.390 and After Issuance of Stock

The undersigned, pursuant to and in accordance with Section 78.385 and Section 78.390 of the Nevada Revised Statutes, does hereby certify that:

1. The undersigned is the duly elected and acting President and Chief Executive Officer of Goldstrike Inc., a Nevada corporation (the "Corporation").

2. The Board of Directors on the 17th and 27th days of October, 2005 adopted resolutions by written consent in lieu of a meeting pursuant to Sections 78.315 and 78.325 of the Nevada General Corporation Law to amend the original Articles of Incorporation as follows:

RESOLVED, the Corporation's Articles of Incorporation be amended by deleting the First Article of the Articles of Incorporation and substituting in lieu of said First Article the following in its place and stead:

"First. The name of the corporation is Gran Tierra Energy Inc."

RESOLVED, the Corporation's Articles of Incorporation be amended by deleting the Fourth Article of the Articles of Incorporation and substituting in lieu of said Fourth Article the following in its place and stead:

"Fourth Article

The total number of shares of all classes of stock which the Corporation shall have authority to issue is eighty million and one (80,000,001), to be divided into three (3) classes, of which seventy five million (75,000,000) shares, par value of $0.001, shall be designated as Common Stock ("Common Stock"); one (1) share, par value of $0.001, shall be designated as Special Voting Stock ("Special Voting Stock"); and five million (5,000,000) shares, par value of $0.001, shall be designated as Preferred Stock ("Preferred Stock").

A. Common Stock

The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is seventy five million (75,000,000) shares, par value of $.001 per share. All stock when issued shall be fully paid and non-assessable. The Board of Directors of the Corporation may, at its discretion and by resolution of the majority of all of the members of the Board of Directors at the time of such resolution, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options, or other document evidencing the right to acquire the Common Stock of the Corporation.

Each share of Common Stock shall be entitled to one vote at any meeting of the Corporation's shareholders duly called for in accordance with the Nevada Revised

Statutes, either in person or by proxy. Cumulative voting shall not be permitted for the election of individuals to the Corporation's Board of Directors or for any other matters brought before any meeting of the Corporation's shareholders, regardless of the nature thereof. Shareholders of the Corporation's Common Stock shall not be entitled to any pre-emptive or preferential rights to acquire additional Common Stock of the Corporation.

B. Special Voting Stock.

The Special Voting Stock shall have the designations, preferences and rights as set forth below:

1. **Number of shares:** There shall be one Special Voting Share.

2. **Dividends or distributions:** Neither the holder nor, if different, the owner of the Special Voting Share shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. **Voting rights:** The holder of the Special Voting Share shall have the following voting rights:

3.1 The holder of the Special Voting Share shall be entitled to vote on each matter on which shareholders of the Corporation generally are entitled to vote, and the holder of the Special Voting Share shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares ("Exchangeable Shares") of Gran Tierra Goldstrike Inc., an Alberta corporation, ("Exchangeco"), and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or any other entity of which a majority of the shares (or similar interests) entitled to vote in the election of members of the board of directors (or similar governing body) of such other entity is held, directly or indirectly, by the Corporation (any such entity, a "subsidiary" of the Corporation).

3.2 The holder of the Special Voting Share shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any general meeting of the Corporation as follows:

(a) on a show of hands, the holder of the Special Voting Share, or its proxy, shall have one vote in addition to any votes which may be cast by a holder of Exchangeable Shares (other than Corporation and any subsidiary of the Corporation) (a "Beneficiary") (or its nominee) on such show of hands as proxy for the holder of the Special Voting Share in accordance with paragraph 3.4 below;

(b) on a poll, the holder of the Special Voting Share shall have one vote for every Exchangeable Share then outstanding (a) that is owned by a Beneficiary, and (b) as to which the holder of the Special Voting Share has received timely voting instructions from the Beneficiary. Votes may be given either personally or by proxy and a Beneficiary entitled to more than

one vote need not use all his votes or cast all the votes he uses in the same way.

3.3 The holder of the Special Voting Share shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.

3.4 If so instructed by a Beneficiary, the holder of the Special Voting Share shall be entitled to appoint that Beneficiary, or such other person as that Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special Voting Share that number of votes equal to the number of Exchangeable Shares held by the Beneficiary (the "Beneficiary Votes"). A proxy need not be a shareholder of the Corporation. A Beneficiary (or its nominee) exercising its Beneficiary Votes shall have the same rights as the holder of the Special Voting Share to speak at the meeting in favor of any matter and to vote on a show of hands or on a poll in respect of any matter proposed.

4. Redemption: At such time as no Exchangeable Shares (other than Exchangeable Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Exchangeable Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special Voting Stock by the Corporation, the share of Special Voting Stock shall be deemed retired and canceled and may not be reissued.

5. Voting as a Single Class: Except as otherwise provided herein or by applicable law, the holder of the Special Voting Share and the holders of the Common Stock shall vote together as one class for the appointment of directors of the Corporation and on all other matters submitted to a vote of the shareholders of the Corporation.

C. Preferred Stock

The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue is five million (5,000,000) shares, $.001 par value, which may be issued in such series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation."

3. The number of shares of the Corporation outstanding and entitled to vote on the Amendment to the Articles of Incorporation is 23,507,089 shares of Common Stock, the only class of securities outstanding and entitled to vote; that the said Amendment has been consented to and approved (by written consent of stockholders in lieu of meeting) by the vote of stockholders holding at least a majority of such Common Stock.

Dated: November 3, 2005

[signature]

Greg Yanke
President and Chief Executive Officer